EXHIBIT 99.1

Contact:	Mark Hord	FOR IMMEDIATE RELEASE
	ViewPoint Financial Group	October 21, 2009
972-578-5000, Ext. 7440

ViewPoint Financial Group
Announces Quarterly Cash Dividend

PLANO, Texas, October 21, 2009 — ViewPoint Financial Group (NASDAQ:VPFG), the holding company for ViewPoint Bank, today announced a quarterly cash dividend of 5 cents per share.

The cash dividend is payable on November 17, 2009, to shareholders of record as of the close of business on November 3, 2009.

ViewPoint Financial Group is the holding company for ViewPoint Bank. With more than $2.2 billion in assets, ViewPoint Bank operates 23 community bank offices and 16 loan production offices. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.

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